SHARE PLEDGE AGREEMENT

THIS AGREEMENT made the 11th day of October, 2007

BETWEEN:

CANCABLE XL INC.

(hereinafter collectively called "**Cancable**")

OF THE FIRST PART

- and -

BARRY SIMONS

(hereinafter called the **"Pledgee"**)

OF THE SECOND PART

- and -

XL DIGITAL SERVICES INC.

(hereinafter called **"Company"**)

OF THE THIRD PART

WHEREAS Cancable is the registered and beneficial owner of all of the issued and outstanding shares in the capital of the Company (the **"Shares"**);

AND WHEREAS Cancable, the Pledgee, the Company and Creative Vistas, Inc. have entered into a Share Purchase Agreement dated the 11 day of October, 2007 pursuant to which the Pledgee sold and transferred the Shares to Cancable (the "**Share Purchase Agreement**"):

AND WHEREAS Cancable issued a promissory note dated the 11 day of October, 2007 in favour of the Pledgee in the amount of $300,000 (the "**Promissory Note**") as partial payment of the purchase price under the Share Purchase Agreement;

AND WHEREAS Cancable has greed to pledge the Shares to the Pledgee as security for the payment of Cancable's liabilities to the Pledgee under the Share Purchase Agreement and the Promissory Note in respect of the purchase price for the Shares;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises, the covenants herein contained and other good and valuable consideration, the parties hereto agree as follows:

1. To secure the payment of the purchase price owing by Cancable to the Pledgee pursuant to the Share Purchase Agreement and the Promissory Note, Cancable hereby agrees to pledge the Shares to the Pledgee on the terms and conditions herein set out and to pledge any shares hereafter issued to it by the Company to the Pledgee.

2. Cancable hereby delivers and deposits the certificates representing the Shares, duly endorsed in blank for transfer, with the Pledgee to be held by the Pledgee as general and continuing collateral security and as a pledge to secure the payment obligations of Cancable to the Pledgee of the purchase price pursuant to the Share Purchase Agreement and the Promissory Note and hereby grants to the Pledgee a security interest in the Shares and covenants with the Pledgee that the Shares together with all other securities heretofore or hereafter deposited with, or transferred to the Pledgee by Cancable, including any security which the Pledgee may allow to be substituted therefor, or for any part thereof and any other securities given by Cancable and held by the Pledgee, together with all dividends, interest, rights or payments arising therefrom and proceeds thereof (all of which are herein referred to as the **"Security"**) shall be held by the Pledgee as a continuing collateral security for the payment of all liabilities owing to the Pledgee by Cancable pursuant to the Share Purchase Agreement and the Promissory Note (all of which are hereinafter referred to as the **"Liabilities"**).

3. Cancable covenants and agrees with the Pledgee that if at any time the Pledgee shall be entitled to realize upon the security of the Security pledged hereunder, it will at such time, notwithstanding that the Shares may already be endorsed in the name of the Pledgee, cause the Security to be transferred into the name of the Pledgee or such nominee of the Pledgee as the Pledgee may specify and will take all necessary action to ensure that such transfer is validly authorized and that the Shares are registered in the name of such nominee on the books of the Company at such time.

4. The Pledgee shall hold any Security in its possession and shall use reasonable care in its custody.

5. Notwithstanding the provisions of Sections 1 and 2 hereof, so long as Cancable is not in default of any of the provisions hereof, Cancable shall be entitled to receive all dividends and other distributions payable on the Shares and Cancable shall be entitled to exercise all voting and other rights attaching to the Shares, and the Pledgee and/or its nominee shall execute all proxies and other documents as Cancable may reasonably require to permit it to exercise such voting and other rights in accordance with the provisions of this section.

6. (a) Upon default by Cancable in making any payments to the Pledgee as required by the Share Purchase Agreement or the Promissory Note, the Pledgee shall be entitled to realize upon the security of the Security pledged hereunder.

   (b) If the Pledgee shall be entitled to realize upon the Security, the Pledgee may, in addition to any other rights he may have at law or under the *Personal Property Security Act* (Ontario), forthwith proceed to realize upon the Security by a public or private sale thereof in any commercially reasonable manner and on such terms

and conditions as the Pledgee shall determine. Cancable hereby authorizes the Pledgee as irrevocable attorney with power of substitution, for and in the name of Cancable to sign and seal all documents and to fill in all blanks in signed powers of attorney and transfers which are necessary in order to complete the assignment and transfer of all, or part of the Security to the Pledgee or to any nominee or nominees of the Pledgee or to any other purchaser. The Pledgee shall not be bound to realize upon all or any part of the Security as aforesaid and shall not be liable for any loss which may be occasioned by failure so to do.

(c) If the Pledgee is unable or unwilling to effect a sale of the Security as provided in the preceding paragraph, Cancable agrees that the Pledgee may enforce the security of the Security by proceeding to exercise all of its rights as a holder thereof and is hereby empowered to enforce the same as fully and effectively as if it were the owner and not merely the pledgee hereunder.

7. The Security pledged hereunder will be in addition to, and not in derogation of, any other collateral, guarantee or other security now or hereafter held by the Pledgee in respect of any indebtedness, present or future, of Cancable and shall not be affected by any exchange, release or variation of any such security, guarantee or collateral.

8. Upon payment in full of the Liabilities, the Security and all documents evidencing ownership or of title to the Shares shall be immediately released and returned to Cancable.

9. If one or more of the provisions contained herein shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

10. The provisions of this Agreement shall be binding upon and shall enure to the benefit of the respective permitted successors and assigns of the parties.

11. This Agreement shall be governed by and construed in accordance with the laws in force in the Province of Ontario.

12. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement. This Agreement may be delivered by transmission of the signature pages by facsimile in which event each such signature shall be deemed to be an original signature and shall constitute execution and delivery of the entire document.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Agreement.

Witness:

____
BARRY SIMONS

CANCABLE XL INC.

Per: ____________________________
Name:
Title:

XL DIGITAL SERVICES INC.

Per: ____________________________ c/s
Name:
Title:

IN WITNESS WHEREOF, the parties have executed this Agreement.

Witness:

____
BARRY SIMONS

CANCABLE XL INC.

Per: ______________________________
Name:
Title:

XL DIGITAL SERVICES INC.

Per: ______________________________ c/s
Name:
Title:

IN WITNESS WHEREOF, the parties have executed this Agreement.

Witness:

____
BARRY SIMONS

CANCABLE XL INC.

Per: ______________________________
Name:
Title:

XL DIGITAL SERVICES INC.

Per: ______________________________ c/s
Name: Barry Simons
Title: Chief Executive Officer